EXHIBIT 10.1

                                                                [CONFORMED COPY]


                      AMENDMENT NO. 1 TO CREDIT AGREEMENT



                 AMENDMENT dated as of April 24, 1995 among UNIVERSAL HEALTH SERVICES, INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :


                 WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of August 2, 1994 (the "Agreement"); and

                 WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

                 SECTION 2. Amendment of the Agreement.
                 (a) Section 1.01 is amended by the addition of the following defined terms in their appropriate alphabetical positions:

                 "Aiken Acquisition" means the acquisition by the Borrower, or an affiliate, of the assets and business of Aiken Regional Medical Center, a 225 licensed bed hospital in Aiken, South Carolina.

                 "Manatee Acquisition" means the acquisition by the Borrower, or an affiliate, of the assets and business of Manatee Memorial Hospital, a 512 licensed bed hospital in Bradenton, Florida.

                 (b) The definition of Consolidated Capital Expenditures is amended by the addition of the following proviso thereto:

         provided that Consolidated Capital Expenditures shall be adjusted (i) to exclude any such additions (up to a maximum aggregate amount of $200,000,000) attributable to the Aiken Acquisition or the Manatee Acquisition and (ii) to include only the net increase resulting from an exchange of fixed assets for other fixed assets.

                 (c) The definition of Consolidated Debt is amended by the addition of the following proviso thereto:

         provided that from December 1 of any year to but not including June 30 of the following year Consolidated Debt shall not include amounts borrowed to fund the Voluntary Employment Benefit Association not exceeding the aggregate amount of employee benefits prepaid by the Borrower and its Consolidated Subsidiaries through payments to the Voluntary Employment Benefit Association during such period.

                 (d) The definition of Interest Period is amended by the addition of the following further proviso thereto:

         and provided further that if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under
         Section 2.09 but does not end on such date, then (x) the principal amount (if any) of each Loan required to be repaid on such date shall have an Interest Period ending on such date and (y) the remainder (if any) of each such Loan shall have an Interest Period determined as set forth above.

                 (e) Section 2.09 is amended (i) by the deletion of subsections (d) and (e) thereto and (ii) by the addition of the following new subsections thereto:

                 (d) To the extent not theretofore reduced to the same or a lesser amount pursuant to Section 2.08 or 2.09(b), the Commitments shall be ratably reduced on December 31, 1995 to an aggregate amount of $125,000,000, unless the Agent shall have received from the Borrower not less than five Euro-Dollar Business

         Days prior to such date a certificate of a duly authorized officer to the effect that the Manatee Acquisition has been consummated on or prior to the date of such certificate.

                 (e) Upon receiving any notice pursuant to subsection (c) of this Section, and upon receiving or failing to timely receive the certificate contemplated by subsection (d) of this Section, the Agent shall promptly notify each Bank thereof, of the contents of any such notice and of such Bank's ratable share of any related reduction of the Commitments.

                 (f) To the extent not theretofore reduced to the same or a lesser amount pursuant to Section 2.08, 2.09(b) or 2.09(d), the Commitments shall be ratably reduced on each date to the aggregate amount set forth below with respect to such date:

                          March 31, 1998      $210,000,000
                          March 31, 1999      $185,000,000

                 (g) Except as otherwise provided in Section 9.05, on each date when Commitments shall be reduced pursuant to this Section, the Borrower shall repay such amounts of outstanding Loans as may be necessary so that after such repayment the aggregate unpaid principal amount of each Bank's outstanding Loans does not exceed the amount of such Bank's Commitment as then reduced. Each such required repayment shall be made with respect to such outstanding Borrowing or Borrowings as the Borrower may specify in the related Notice of Borrowing or, failing such designation by the Borrower, as the Agent may specify by notice to the Borrower and the Banks.

                 (f) The definition of Termination Date is amended by changing the date specified therein to "March 31, 2000".

                 (g) Section 9.05 is amended (i) by changing the reference therein to "Section 2.09(e)" to be a reference to "Section 2.09(g)" and (ii) by changing the reference therein to "Section 2.09(b)" to be a reference to "Section 2.09(b) or (d)".

                 (h) The table in Section 5.07 is amended to read in its entirety as follows:

                           Period                             Ratio
                           ------                             -----
                   January 1, 1995 through
                   December 31, 1995                       0.70 to 1.00

                   January 1, 1996 through
                   December 31, 1996                       0.68 to 1.00

                   January 1, 1997 through
                   December 31, 1997                       0.66 to 1.00

                   January 1, 1998 through
                   December 31, 1998                       0.66 to 1.00

                   January 1, 1999 through
                   December 31, 1999                       0.60 to 1.00

                   January 1, 2000 and
                   thereafter                              0.60 to 1.00

                 (i) The table in Section 5.09 is amended to read in its entirety as follows:

                  Fiscal Year Ending                 Ratio
                  ------------------                 -----
                  December 31, 1995                  4.50 to 1.0
                  December 31, 1996                  4.00 to 1.0
                  December 31, 1997                  3.75 to 1.0
                  December 31, 1998                  3.75 to 1.0
                  December 31, 1999                  3.50 to 1.0
                  December 31, 2000                  3.25 to 1.0

                 (j) The text of Section 5.10 is amended to read in its entirety as follows:

                 The Fixed Charge Coverage Ratio will not, at the last day of any fiscal quarter ending during any fiscal year set forth below, be less than the ratio set forth below opposite such year:

                  Fiscal Year Ending              Ratio
                  ------------------              -----
                  December 31, 1995               1.75 to 1.0
                  December 31, 1996               1.80 to 1.0
                  December 31, 1997               1.85 to 1.0
                  December 31, 1998               1.85 to 1.0
                  December 31, 1999               1.90 to 1.0
                  December 31, 2000               2.00 to 1.0

                 (k) Section 5.11 is amended (i) by changing the figure "$90,000,000" in clause (i) and in clause (ii)(B)(y) to "$110,000,000" and (ii)
by changing the figure "$90,000,000" in clause (ii)(A) to "$95,000,000".

                 (l) Section 5.13(b) is amended to add the name of "the Manatee Memorial Hospital" to the list of facilities that begins with "the McAllen Medical Center".

                 SECTION 3. Changes in Commitments. With effect from and including the date this Amendment becomes effective in accordance with Section 5 hereof, (i) the aggregate amount of the Commitments of the Banks shall be increased from $125,000,000 to $225,000,000, and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. The signature pages of the Agreement will be deemed amended to give effect to the foregoing.

                 SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on and as of the date hereof provided that the Agent shall have received:

                 (a) duly executed counterparts hereof signed by the Borrower and each of the Banks with the subscribed consent of each of the Subsidiary Guarantors (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex, telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);

                 (b) an opinion of counsel for the Borrower substantially in the form of Exhibit A hereto;

                 (c) all documents that the Agent may reasonably request relating to the corporate authority for and validity of this Amendment and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

                 (d) payment in Federal or other immediately available funds of a participation fee for the account of each Bank in an amount equal to 0.075% of the excess (if any) of such Bank's Commitment after giving effect to this Amendment over its Commitment before giving effect hereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                                            UNIVERSAL HEALTH SERVICES, INC.



                                                            By: /s/ Kirk E. Gorman
                                                                ----------------------------------
                                                              Title: Senior Vice President
Commitments
- - - - - - - -----------
$40,000,000                                                 MORGAN GUARANTY TRUST COMPANY
                                                                    OF NEW YORK



                                                            By: /s/ Penelope J.B. Cox
                                                                -------------------------------
                                                              Title: Vice President


$36,000,000                                                 CHEMICAL BANK


                                                            By: /s/ Peter C. Eckstein
                                                                ----------------------------------
                                                              Title: Vice President


$36,000,000                                                 BANK OF AMERICA ILLINOIS


                                                            By: /s/ Ambrish D. Thanawala
                                                                ----------------------------------
                                                              Title: Authorized officer

$36,000,000                                                 NATIONSBANK OF NORTH CAROLINA, N.A.


                                                            By: /s/ Michael B. Andry
                                                                ----------------------------------
                                                              Title: Vice President

Commitments
- - - - - - - -----------

$30,000,000                                                 PNC BANK, NATIONAL ASSOCIATION



                                                            By: /s/ Philip G. DeBaun
                                                                ----------------------------------
                                                              Title: Vice President


$22,000,000                                                 FIRST FIDELITY BANK, N.A.

                                                            By: /s/ Jeanette A. Griffin
                                                                ----------------------------------
                                                              Title: Assistant Vice President


$15,000,000                                                 THE FIRST NATIONAL BANK OF BOSTON


                                                            By: /s/ Oscar C. Jazdowski
                                                                ----------------------------------
                                                               Title: Managing Director


$10,000,000                                                CORESTATES BANK, N.A.


                                                            By: /s/ Jennifer W. Leibowitz
                                                                ----------------------------------
                                                               Title: Commercial Officer


- - - - - - - -------------------
Total Commitments

$225,000,000
===================



                                                            MORGAN GUARANTY TRUST COMPANY
                                                                OF NEW YORK, as Agent



                                                            By: /s/ Penelope J.B. Cox
                                                                ----------------------------------
                                                              Title: Vice President

         The undersigned Subsidiary Guarantors parties to the Guaranty Agreement (as defined in the Agreement referred to the foregoing Amendment) hereby consent to the foregoing Amendment.


ASC of Chicago, Inc.
ASC of Corona, Inc.
ASC of Las Vegas, Inc.
ASC of Littleton, Inc.
ASC of Midwest City, Inc.
ASC of New Albany, Inc.
ASC of Palm Springs, Inc.
ASC of Ponca City, Inc.
ASC of Springfield, Inc.
ASC of St. George, Inc.
Aiken Regional Medical Centers, Inc.
The Arbour, Inc.
Auburn General Hospital, Inc. (formerly UHS of Auburn, Inc.)
The BridgeWay, Inc.
Children's Hospital of McAllen, Inc.
Comprehensive Occupational and Clinical Health, Inc.
Dallas Family Hospital, Inc.
Del Aim Hospital, Inc.
Doctors' General Hospital, Ltd. d/b/a Universal Medical Center
Doctors' Hospital of Shreveport, Inc.
Forest View Psychiatric Hospital, Inc.
Glen Oaks Hospital, Inc.
Health Care Finance & Construction Corp.
HRI Clinics, Inc.
HRI Hospital, Inc.
Inland Valley Regional Medical Center, Inc.
La Amistad Residential Treatment Center, Inc.
McAllen Medical Center, Inc.
Meridell Achievement Center, Inc.
Merion Building Management, Inc.
The Pavilion Foundation
Relational Therapy Clinic, Inc.
River Crest Hospital, Inc.
River Oaks, Inc.
River Parishes Internal Medicine, Inc.
Southwest Dallas Hospital, Inc.
Sparks Family Hospital, Inc.
Tonopah Health Services, Inc.
Turning Point Care Center, Inc.
Two Rivers Psychiatric Hospital, Inc.
UHS Holding Company, Inc.
UHS/IPA, Inc.
UHS International, Inc.
UHS Las Vegas Properties, Inc.
UHS of Belmont, Inc.

UHS of Bethesda, Inc.
UHS of Columbia, Inc.
UHS of De La Ronde, Inc.
UHS of Delaware, Inc.
UHS of Florida, Inc.
UHS of Fuller, Inc.
UHS of Illinois, Inc.
UHS of London, Inc.
UHS of Manatee, Inc. (formerly Doctors' Hospital of Hollywood, Inc.) UHS of New Orleans, Inc. d/b/a Chalmette Hospital and River
     Parishes Hospital
UHS of New York, Inc.
UHS of Odessa, Inc.
UHS of Plantation, Inc.
UHSR Corporation
UHS Receivables Corp.
UHS of River Parishes, Inc.
UHS of Riverton, Inc.
UHS of Springfield, Inc.
UHS of Vermont, Inc.
UHS of Waltham, Inc.
Universal HMO, Inc.
Universal Health Network, Inc.
Universal Health Pennsylvania Properties, Inc.
Universal Health Recovery Centers, Inc., d/b/a KeyStone Center
Universal Health Services of Cedar Hill, Inc.
Universal Health Services of Concord, Inc.
Universal Treatment Centers, Inc.
Valley Hospital Centers, Inc.
Valley Hospital Medical Center, Inc.
Victoria Regional Medical Center, Inc.
Wellington Regional Medical Center Incorporated
Westlake Medical Center, Inc.



                                  By: /s/ Kirk E. Gorman
                                      ------------------------------
                                    Title: Senior Vice President

                                                                       EXHIBIT A



                  [Opinion of General Counsel of the Borrower]

                                                          April   , 1995


To the Banks Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260-0060


         Re: Amendment No. 1 dated as of April 21, 1995 (the "Amendment") to the Credit Agreement dated as of August 2, 1994 (as amended by the Amendment, the "Credit Agreement") among Universal Health Services, Inc., the banks named therein (the "Banks") and Morgan Guaranty Trust Company of New York (the "Agent"), as agent for such banks


Ladies and Gentlemen:

                 I am General Counsel to Universal Health Services, Inc., a Delaware corporation (the "Borrower"), and its existing corporate Subsidiaries, and I am rendering this opinion in connection with the Credit Agreement, which provides for the extension of loans to the Borrower by the Banks in an aggregate principal amount not exceeding $225,000,000 at any one time outstanding. All terms defined in the Credit Agreement are used herein with their defined meanings unless the context otherwise requires.

                 In connection with this opinion I have examined such certificates of officers of the Borrower and its Subsidiaries and originals or copies certified to my satisfaction of such corporate documents and resolutions of the Borrower and its Subsidiaries and other corporate records as I have deemed relevant and necessary as the basis for my opinion hereinafter set forth. I have relied upon (i) such certificates of officers of the Borrower and its Subsidiaries with respect to the accuracy of factual matters contained therein with respect to the operations and properties of the Borrower and its Subsidiaries and (ii) certain certificates of public officials.

                 On the basis of the foregoing, I am of the opinion that:

                 1. Each of the Borrower and its existing corporate Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

                 2. Each of the Borrower and its existing Subsidiaries has all corporate powers required to own its properties and conduct its business as now conducted. The Borrower has the corporate power and authority to execute and deliver the Amendment and to perform the Credit Agreement and the Notes and to borrow under the Credit Agreement. The Borrower has taken all necessary corporate action to authorize the borrowings under the Credit Agreement and to authorize the execution and delivery of the Amendment and the performance of the Credit Agreement and the Notes. The Amendment has been duly executed and delivered by the Borrower. Each of the Credit Agreement and the Notes constitutes a valid and binding agreement or obligation of the Borrower, as the case may be, enforceable against the Borrower in accordance with its terms. No consent of any other Person (including stockholders of the Borrower) and no license, approval or authorization of, exemption by, or registration or declaration with, any governmental body is required in connection with the execution or delivery of the Amendment or the performance, validity or enforceability of the Credit Agreement and the Notes.

                 3. The execution and delivery by the Borrower of the Amendment and the performance by the Borrower of the Credit Agreement and the Notes and by the Subsidiaries that are party thereto of the Guaranty Agreement will not violate any provision of any existing law or regulation or the Restated Certificate of Incorporation, as amended, or By-Laws of the Borrower or the charter or by-laws of any such Subsidiary or, to the best of my knowledge after due inquiry, of any judgment, order, decree or award of any court, arbitrator or governmental body, any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Borrower or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which I have knowledge and will not result in the imposition or creation of any Lien on any thereof pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Borrower or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which I have knowledge.

                 4. Each Subsidiary that is a party to the Guaranty Agreement has taken all necessary corporate action to authorize the execution and delivery of its consent to the Amendment, and each such consent has been duly executed and delivered by each such Subsidiary. After giving effect to the Amendment, the Guaranty Agreement remains a valid and binding agreement of each Subsidiary party thereto enforceable against each such Subsidiary in accordance with its terms.

                 5. After giving effect to the Amendment, no consent of any other Person and no license, approval or authorization of, exemption by, or registration or declaration with, any governmental body is required in connection with the execution, delivery, performance, validity or enforceability of the Guaranty Agreement.

                 6. To the best of my knowledge after due inquiry, except as described in the Borrower's Annual Report on Form 10-K for the year ended December 31, [1993,] which has previously been delivered to the Banks, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower and its Subsidiaries that (a) would not materially impair the right or ability of the Borrower or any Subsidiary to carry on its business substantially as now conducted and (b) would not have a material adverse effect on the consolidated financial condition of the Borrower and its Subsidiaries, and there are no actions, suits or proceedings pending or threatened that relate to or which in any manner draw into question the validity of any of the transactions contemplated by the Credit Agreement or the Guaranty Agreement.

                 7. Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" thereof, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                 The opinions set forth above are subject to the following qualifications:

                          (a) The enforceability of (i) the Borrower's obligations under the Credit Agreement and the Notes and (ii) each of the Subsidiaries obligations under the Guaranty Agreement are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

                          (b) I express no opinion as to the availability of the equitable remedy of specific performance (other than with respect to obligations for the payment of money) or injunctive relief; and

                          (c) I am qualified to practice law in the Commonwealth of Pennsylvania and nothing herein shall constitute an opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal law of the United States of America. Insofar as the conclusions set forth above involve matters governed by the laws of the State of New York, I have with your consent assumed such laws are the same as the laws of the Commonwealth of Pennsylvania.

                          (d) I express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed in paragraph 4 or the conclusions expressed with respect thereto.

                                                         Very truly yours,